CALLAHAN, JOHNSTON & ASSOCIATES, LLC
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the use of the audited consolidated financial statements of Western Media Group Corporation (A Development Stage Company) for the years ended December 31, 2000 and 1999 and the period from reentrance into the development stage (August 1, 1991) to December 31, 2000 in the Form S-8 filing of Western Media Group Corporation. These consolidated financial statements were audited by us as indicated in our report dated April 4, 2001.


/s/ Callahan, Johnston & Associates, LLC
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CALLAHAN, JOHNSTON & ASSOCIATES, LLC
Minneapolis, Minnesota
April 4, 2001



















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                          EMAIL: CJACALLAHAN@QWEST.NET

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